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                                                                  EXHIBIT 10.12


                        SUMMIT BROKERAGE SERVICES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                      FOR
                               MARSHALL T. LEEDS

                                   AGREEMENT

         1. Grant of Option. SUMMIT BROKERAGE SERVICES, INC. (the "COMPANY") hereby grants, as of and effective March 22, 2002 (the "DATE OF GRANT"), to MARSHALL T. LEEDS (the "OPTIONEE") an option (the "OPTION") to purchase up to 7,000,000 shares of the Company's Common Stock, $.0001 par value (the "STOCK"), at an exercise price per share equal to $0.25 (the "OPTION PRICE"). The Option shall be subject to the terms and conditions set forth herein. The Option is a nonqualified stock option, and not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

         2. Exercise Schedule. Except as otherwise provided in Section 5 of this Agreement, the Option shall be exercisable in whole or in part immediately.

         3. Method of Exercise. This Option shall be exercisable in whole or in part by written notice which shall state the election to exercise the Option, the number of shares of Stock in respect of which the Option is being exercised, and such other representations and agreements as is necessary to assure compliance of the Option exercise and Stock issuance with applicable Federal and state securities laws. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after (a) receipt by the Company of such written notice accompanied by the exercise price, and (b) arrangements that are satisfactory to the Company in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No shares of Stock will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Stock then may be traded.

         4. Method of Payment. Payment of the exercise price shall be in cash, by any of the following, or a combination thereof, at the election of the
Optionee: (a) cash, (b) check, (c) with shares of Company Common Stock that have been held by the Optionee for at least 6 months (or such other shares as the Company determines will not cause the Company to realize a financial accounting charge), by delivery of a properly executed exercise notice together with such other documentation as the Company shall require to effect an exercise of the Option, or (d) such other consideration or in such other manner as may be determined by the compensation committee of the Company's Board of Directors (the "COMPENSATION COMMITTEE"), in its absolute discretion.


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         5.       Termination of Option.

         (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

                  (i) immediately upon termination of the Optionee's employment with the Company for "Cause," as such term is defined in the employment agreement between the Company and the Optionee;

                  (ii) ninety (90) days after Optionee's voluntary termination of his employment with the Company;

                  (iii) ninety (90) days after the date on which the Optionee's employment with the Company is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Company;

                  (iv) ninety (90) days after the date of termination of the Optionee's employment with the Company by reason of the death of the Optionee; or

                  (v)      December 31, 2007;

                  (vi) provided however, if Optionee's employment with the Company is terminated by the Company without Cause or by the Optionee for Good Reason (as defined in Optionee's employment agreement), any unvested portion of this Option shall become immediately vested and exercisable on such date and the Option shall terminate on December 31, 2007.

                  All references herein to the termination of the Optionee's employment shall, in the case of an Optionee who is not an employee of the Company or a subsidiary, refer to the termination of the Optionee's service with the Company.

         (b) To the extent not previously exercised, the Option shall terminate immediately in the event of (i) the liquidation or dissolution of the Company, or (ii) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to
Section 7(c) hereof. The Company shall give written notice of any proposed transaction referred to in this Section 5(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 5(b).


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         6.       Transferability. The Option may be transferred by the
Optionee only upon the written consent of the Corporation, with consent shall not be unreasonably withheld. Any such transferee shall agree in writing to be bound by the terms of this Agreement with respect to any portion of the Option so transferred. In addition to any such transferees, the terms of this Option shall also be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         7.       Adjustment of Shares.

         (a) If at any time while this Agreement is in effect, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares, then and in such event appropriate adjustment shall be made by the Company in the number of shares of Stock and the Option Price per share thereof then subject to any outstanding Options, so that the same percentage of the Company's issued and outstanding shares of Stock shall remain subject to purchase at the same aggregate exercise price.

         (b) The Compensation Committee may change the terms of this Option with respect to the Option Price or the number of shares of Stock subject to the Option, or both, when, in the Company's sole discretion, such adjustments become appropriate so as to preserve but not increase the benefits under the Option.

         (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company's shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Company, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Company does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 5(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.

         (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or Option Price for shares of Stock then subject to outstanding Options granted under this Agreement.

         (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Agreement shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Common Stock subject to outstanding


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Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

         9. Provision for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to the Optionee or any beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

                  For so long as Optionee is deemed an employee of the Company, the Company hereby agrees to pay the amount of Optionee's income tax liability incurred by him upon exercise of the Stock Option or any portion thereof that is directly related to such exercise; provided, however, that the Company's obligation to pay such tax shall not exceed the amount of the tax benefit the Company receives as a direct result of the Optionee's exercise of the Stock Option or any portion thereof. Coverage of such tax by the Company shall be made in the form of a bonus to the Optionee, which will be also subject to the same tax coverage by the Company, up to a maximum amount of the Company's tax benefit derived from such bonus. The amount of the total tax liability of the Optionee (and, therefore, the Company's liability, up to a maximum of the tax benefit to the Company in connection with the foregoing) shall be calculated by the Company at the time of exercise of the Stock Option or any portion thereof pursuant to the following convergence formula recognized by the Internal Revenue Service as applicable to calculating such tax liability: I divided by (1 - X) multiplied by X (where "I" is the amount deemed compensation pursuant to option exercise and where "X" is the Optionee's highest marginal income tax bracket). For example, assuming the compensation resulting from option exercise is $1,000,000, and the Optionee was in the 40% tax bracket, the calculation for the total tax liability would be as follows:

Income x .40    =    amount of tax liability
------------
  1 - .40


$1,000,000 x .40  =  $1,000,000 x .40    =  $666,666.67 (total tax liability)
----------------     ----------------
   1 - .40                 .60


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         10.      No Right to Continued Employment. Neither the Option nor this
Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

         11. Governing Law; Jurisdiction and Venue. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORU

         12. Interpretation. The Optionee accepts the Option subject to all the terms and provisions of this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Agreement.

         13. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's offices at 25 Fifth Avenue, Indialantic, Florida 32903, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

         14. Tax Consequences. Set forth below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the shares of Stock under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  There may be a regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the shares of Stock on the date of exercise over the Option Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. Any gain realized on disposition of the shares of Stock will be treated as short-term or long-term capital gain for federal income tax purposes, depending upon whether the shares of Stock have been held for at least one year following exercise of the Option.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of and effective the date first written above.


                                    COMPANY:


                                    SUMMIT BROKERAGE SERVICES, INC.,
                                     a Florida corporation

                                    By: Richard Parker
                                       ----------------------------------------
                                       Richard Parker, CEO and Chairman


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                           0PTIONEE'S ACKNOWLEDGEMENT


         Optionee represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.


                                    OPTIONEE:


                                    By:  Marshall T. Leeds
                                       ----------------------------------------
                                       Marshall T. Leeds

                                       Address:
                                               --------------------------------

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